EXHIBIT 5.1

ATTORNEYS AT LAW Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Main 650 843-5000 Fax 650 849-7400 www.cooley.com	Broomfield, CO 720 566-4000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000 San Francisco, CA 415 693-2000

SUZANNE SAWOCHKA HOOPER (650) 843-5180 hooperss@cooley.com

December 14, 2004

Conor Medsystems, Inc.

1003 Hamilton Court

Menlo Park, CA 94025

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Conor Medsystems, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 7,779,014 shares of the Company’s Common Stock, $0.001 par value, (the “Shares”) pursuant to the Company’s 2004 Equity Incentive Plan (the “EIP”), 2004 Non-Employee Directors’ Stock Option Plan (the “NEDSOP”), and 2004 Employee Stock Purchase Plan (the “ESPP”, and, together with the EIP and the NEDSOP, the “Plans”).

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/    Suzanne Sawochka Hooper

Suzanne Sawochka Hooper